Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-259148 on Form S-4 of our report dated July 19, 2021, relating to the combined financial statements of Hyperfine, Inc. and Liminal Sciences, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP
New York, New York
September 29, 2021